EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-296515, 333-276993, 333-269692, 333-262664, 333-253060, 333-236464, 333-229725, 333-223081, 333-216109, 333-210408, 333-209866, 333-202191 and 333-197033) of GoPro, Inc. of our report dated March 12, 2026, except with respect to our opinion on the consolidated financial statements insofar as it relates to the matters that raise substantial doubt about the Company’s ability to continue as a going concern discussed in Note 1, as to which the date is June 1, 2026, and except for the effects of the restatement discussed in Note 2 to the consolidated financial statements and Note 1 to the financial statement schedule, the matter described in the penultimate paragraph of Management’s Report on Internal Control over Financial Reporting, and the critical audit matter related to the accounting for and valuation of warrants, as to which the date is October 19, 2026, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
San Jose, California
October 19, 2026